UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 11, 2008

American Mortgage Acceptance Company
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or other Jurisdiction of Incorporation)

0-23972	13-6972380
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2008, the Board of Trustees (the “Board”) of American Mortgage Acceptance Company (the “Registrant”) appointed Donald J. Meyer, to replace James L. Duggins, as a member of the Board and Chief Executive Officer of the Registrant, effective July 1, 2008.  As previously reported on June 2, 2008, Mr. Duggins announced his decision to retire, effective June 30, 2008, to attend divinity school at Southern Methodist University and devote his time to helping launch non-profit youth-oriented foundations.  The press release issued by the Registrant in connection with this announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a).	Financial Statements
Not Applicable.

(b).	Pro Forma Financial Information
Not Applicable.

(c).	Exhibits
99.1	Press Release dated June 12, 2008, “American Mortgage Acceptance Company Names Donald Meyer Chief Executive Officer.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MORTGAGE ACCEPTANCE COMPANY
(Registrant)

By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer

June 16, 2008